Nova Mining Corporation is now The Radiant Creations Group, Inc. (RCGP)

LAKE PARK, Florida – Nova Mining Corporation (the “Company”) announced today that effective as of the opening of business on Friday, July 26, 2013 the Company’s name has been changed to The Radiant Creation Group, Inc. trading under the symbol OTCBB: RCGP, to more clearly reflect the nature of its business operation.

On June 27, 2013, the Company purchased the license, certain assets and processes to innovative technologies in skin protection from the sun, industrial UV sources (such as welding), and reducing collateral damage from medical radiation treatment which consists of various patented skin products under the "Radiant Creations" label.

The license purchased is with Dr. Yin-Xiong Li, MD, Ph.D. to his patent in Enhanced Broad-Spectrum UV Radiation Filters and Methods as disclosed and claimed in U.S. Patent No. US Patent # 6,117,846 - Nucleic acid filters and US Patent Application # 20080233626 - Enhanced broad-spectrum UV radiation filters and methods, and the following international filings European Application # 07811023.6, and as trade secrets associate with the above listed intellectual property and trade secrets and potential patent applications for an anti-aging skin rejuvenation cream, an acne OTC treatment, a wrinkle reduction cream and BioSalt redistribution technology using supplements.

The rights to various patented skin products acquired include all the patented technologies that strips-out four nucleotide “code molecules” from DNA strands using them in a system that can provide over 99% protection from DNA damage, which is a well known cause of aging and skin cancer. A second technology is the delivery system to house the nucleotides, and also, a hydration agent that is time released to infuse uniform hydration into the skin for up to 10 hours. The resulting products are a DNA based SPF-30 day cream; an anti-aging and rejuvenating cream featuring the hydration system, Chinese herbs, peptides and aloe; a medical radiation protection and healing cream for use by dermatologists in radiation therapy for skin cancer and a rejuvenating DNA protection cream for the tanning bed industry for DNA damage protection.

About The Radiant Creations Group, Inc. (RCGP)

Radiant Creations has achieved exciting breakthroughs creating remarkable products in skin protection and hydration, anti-aging, liver health and weight balance by combining DNA technologies developed in the Western World and naturally acting traditional Chinese medicine ingredients believed never before used in western culture by any bioscience company.

Among these exciting discoveries is a new and superior mechanism of defense against skin deterioration and damage caused by sun exposure to ultraviolet (UV) light using the nucleotides, four “code molecules” extracted from DNA. This revolutionary mechanism also has great significance and value in many other cosmetic and non-cosmetic applications requiring UV protection, and is among Radiant Creation’s licensed patented intellectual property. The technology will be implemented across numerous innovative product lines.

About Nova Mining Corporation (NVMN)

Nova Mining Corporation is a Nevada corporation listed on the OTCBB under the trading symbol NVMN. The Company is a growth-focused entity that seeks to acquire an international portfolio of strategic high-demand mineral mining assets. Nova Mining competes in an industry sector that includes FMC Corp.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words "believes," "expects," "anticipate" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements. In addition, description of anyone's past success, either financial or strategic, is no guarantee of future success. This news release speaks as of the date first set forth above and the company assumes no responsibility to update the information included herein for events occurring after the date hereof.

Corporate Contact Information: The Radiant Creations Group, Inc., 1320 S. Killian Drive, Lake Park, FL 33403; Phone: 561-420-0380

Investor Relations: Gary D. Alexander, Corporate Secretary; Email:  G.Alexander@RadiantCreationsGroup.com